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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 15, 2001


                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)


                                    Missouri
                 (State or other jurisdiction of incorporation)


     1-4582                                             43-0470580
(Commission File No.)                         (IRS Employer Identification No.)

                               Checkerboard Square
                            St. Louis, Missouri 63164
          (Address of principal executive offices, including ZIP code)



                                 (314) 982-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

                  On January 16, 2001, Ralston Purina Company ("Ralston") and Nestle Holdings, Inc. ("Nestle") announced that they have entered into a merger agreement under which Nestle will acquire Ralston for $33.50 in cash for each share of common stock of Ralston. The transaction is structured as a merger of a subsidiary of Nestle with and into Ralston and is subject to the approval of Ralston stockholders as well as regulatory and other customary conditions. In connection with this transaction, Nestle S.A. has executed a guarantee of the obligations of Nestle under the merger agreement.

                  Copies of the merger agreement, guarantee and press release announcing this transaction are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified by reference to the exhibits attached hereto.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of January 15, 2001, among Nestle Holdings, Inc., Newco Merger Company and Ralston Purina Company.

                  2.2 Letter of Guarantee, dated as of January 15, 2001, to Nestle Holdings, Inc. and Ralston Purina Company by Nestle S.A. of the obligations of Nestle Holdings, Inc. under the Agreement and Plan of Merger.

                  99.1 Press Release, dated as of January 16, 2001, jointly issued by Nestle Holdings, Inc. and Ralston Purina Company.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 16, 2001

                                         RALSTON PURINA COMPANY



                                         By: /s/ Stanley M. Rea
                                            -------------------------------
                                            Name:  Stanley M. Rea
                                            Title: Vice President and
                                                   General Counsel

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                                      EXHIBIT LIST


        Exhibit                           Description
         No.

         2.1 Agreement and Plan of Merger, dated as of January 15, 2001, among Nestle Holdings, Inc., Newco Merger Company and Ralston Purina Company.

         2.2 Letter of Guarantee, dated as of January 15, 2001, to Nestle Holdings, Inc. and Ralston Purina Company by Nestle S.A. of the obligations of Nestle Holdings, Inc. under the Agreement and Plan of Merger.

         99.1 Press Release, dated as of January 16, 2001, jointly issued by Nestle Holdings, Inc. and Ralston Purina Company.


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